                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 14, 1998



                           VOICE CONTROL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



   DELAWARE                        0-10385                        75-1707970
  (State of                    (Commission File                (IRS employment
incorporation)                     Number)                   identification no.)



                                14140 MIDWAY ROAD
                                    SUITE 100
                               DALLAS, TEXAS 75244
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    972-726-1200


                                                               Page 1 of 2 pages
                                                         Exhibit index on page 2

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Audited financial statements of PureSpeech for the year ended December 31, 1996 and 1997.

(b)  PRO FORMA FINANCIAL INFORMATION

(c)  EXHIBITS.

23.1 CONSENT OF PRICE WATERHOUSE LLP

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VOICE CONTROL SYSTEMS, INC.



Date: June 26, 1998                    By:  /s/ Kim S. Terry
                                            --------------------------------
                                            Kim S. Terry,
                                            Vice President

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
 23.1          CONSENT OF PRICE WATERHOUSE LLP

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of PureSpeech, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in redeemable preferred stock and stockholders' deficit and cash flows present fairly, in all material respects, the financial position of PureSpeech, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital of approximately $3 million and has an accumulated deficit of approximately $9.4 million at December 31, 1997. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Price Waterhouse LLP
Boston, Massachusetts

March 26, 1998, except for Note 10, which is as of April 14, 1998

PURESPEECH, INC.
BALANCE SHEET
--------------------------------------------------------------------------------

                                                                                           DECEMBER 31,               MARCH 31,
                                                                                     1996               1997             1998
                                                                                                                     (UNAUDITED)
ASSETS
 Current assets:
    Cash and cash equivalents                                                     $  1,184,629      $    263,498      $     11,335
    Accounts receivable                                                                114,166           244,520           118,713
    Prepaid expenses and other current assets                                           30,680            23,555            28,855
                                                                                  ------------      ------------      ------------

    Total current assets                                                             1,329,475           531,573           158,903

  Fixed assets, net                                                                    277,927           261,326           239,481
  Other assets                                                                          23,236            18,693            18,833
                                                                                  ------------      ------------      ------------
                                                                                  $  1,630,638      $    811,592      $    417,217
                                                                                  ============      ============      ============

  LIABILITIES, REDEEMABLE PREFERRED STOCK AND
   STOCKHOLDERS' DEFICIT
  Current liabilities:
   Notes payable                                                                  $          -      $  1,212,500      $  1,500,000
   Notes payable - related parties                                                           -         1,240,798         1,840,798
   Accounts payable                                                                     83,651           171,334           285,744
   Accrued compensation                                                                 90,500            74,500            99,500
   Other accrued expenses                                                              154,952           200,764           109,937
   Interest payable - related parties                                                        -            62,000            93,000
   Capital lease obligation                                                             27,233                 -                 -
   Deferred revenue                                                                    537,803           538,054           554,453
                                                                                  ------------      ------------      ------------

   Total current liabilities                                                           894,139         3,499,950         4,483,462
                                                                                  ------------      ------------      ------------

  Series A redeemable convertible preferred stock,
   $1.00 par value; 825,000 shares authorized; 819,466 shares
   issued and outstanding; at issuance cost plus accrued dividends                   4,580,893         4,947,368         5,046,314
                                                                                  ------------      ------------      ------------

  Stockholders' deficit
    Undesignated preferred stock, $1.00 par value; 675,000 shares
     authorized; none issued or outstanding                                                  -                 -                 -
    Common stock, no par value; 6,000,000 shares authorized;
     3,566,325, 3,612,391 and 3,613,641 shares issued and outstanding
     at December 31, 1996 and 1997 and March 31, 1998, respectively                  1,269,012         1,302,649         1,302,911
    Additional paid-in capital                                                               -           460,712           460,712
    Accumulated deficit                                                             (5,113,406)       (9,399,087)      (10,876,182)
                                                                                  ------------      ------------      ------------

  Total stockholders' deficit                                                       (3,844,394)       (7,635,726)       (9,112,559)
                                                                                  ------------      ------------      ------------

  Commitments (Note 9)                                                            ------------      ------------      ------------

                                                                                  $  1,630,638      $    811,592      $    417,217
                                                                                  ============      ============      ============




   The accompanying notes are an integral part of these financial statements.

PURESPEECH, INC.
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                                 YEAR ENDED                   THREE MONTHS ENDED
                                                                DECEMBER 31,                       MARCH 31,
                                                            1996            1997             1997             1998
                                                                                                  (UNAUDITED)

Revenue:
  Software license revenue                             $        --      $   609,531      $    65,700      $    35,688
  Royalty revenue                                           49,051          324,885           93,209               86
  Royalty revenue - related party                          576,301           20,499            5,170               --
  Development and services revenue                         460,739          440,462          180,932               --
  Development and services revenue - related party         355,218               --               --               --
                                                       -----------      -----------      -----------      -----------

                                                         1,441,309        1,395,377          345,011           35,774
                                                       -----------      -----------      -----------      -----------

Costs and expenses:
  Cost of revenue                                          514,316           22,626            3,478            5,414
  Cost of revenue - related party                          216,000               --               --               --
  Research and development                               2,398,347        1,414,160          368,498          393,992
  Selling, general and administrative                    1,973,339        3,401,574          923,325          921,362
                                                       -----------      -----------      -----------      -----------

                                                         5,102,002        4,838,360        1,295,301        1,320,768
                                                       -----------      -----------      -----------      -----------

     Loss from operations                               (3,660,693)      (3,442,983)        (950,290)      (1,284,994)


Interest income                                             99,220           27,474           12,424            1,345
Interest expense                                            (3,858)        (168,697)              --          (94,500)
Interest expense - related parties                         (14,700)        (335,000)              --               --
                                                       -----------      -----------      -----------      -----------


     Net loss                                          $(3,580,031)     $(3,919,206)     $  (937,866)     $(1,378,149)
                                                       ===========      ===========      ===========      ===========









  The accompanying notes are an integral part of these financial statements.

PURESPEECH, INC.
STATEMENT OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
--------------------------------------------------------------------------------

                                                                              YEAR ENDED                    THREE MONTHS ENDED
                                                                              DECEMBER 31,                       MARCH 31,
                                                                          1996            1997            1997             1998
                                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            $(3,580,031)    $(3,919,206)    $  (937,866)    $(1,378,149)
  Adjustments to reconcile net loss to net cash used for
     operating activities:
     Depreciation and amortization                                        109,427         156,460          34,499          42,062
     Amortization of debt discount                                             --         423,212              --          37,500
     Stock issued for services                                                 --          30,000              --              --
     Changes in assets and liabilities:
       Accounts receivable                                                163,821        (130,354)        (20,663)        125,807
       Prepaid expenses and other current assets                            3,014           7,125        (206,311)         (5,300)
       Other assets                                                         1,327           4,543              --            (140)
       Accounts payable                                                   (75,511)         87,683          88,942         114,440
       Accrued compensation                                                    --              --         (19,500)         25,000
       Other accrued expenses                                              69,185          91,812          33,928         (90,827)
       Interest payable - related parties                                      --              --              --          31,000
       Deferred revenue                                                   537,803             251          30,615          16,399
                                                                      -----------     -----------     -----------     -----------
       Net cash used for operating activities                          (2,770,965)     (3,248,474)       (996,356)     (1,082,208)
                                                                      -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                               (263,004)       (139,859)        (61,686)        (20,217)
                                                                      -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on capital lease obligation                                   (15,767)        (27,233)         (4,300)             --
   Proceeds from issuance of notes payable                                     --       1,250,000              --         250,000
   Proceeds from issuance of notes payable - related parties                   --       1,240,798              --         600,000
   Proceeds from sale of preferred stock, net of issuance costs         4,140,001              --              --              --
   Proceeds from issuance of common stock                                      --           3,637              --             262
   Repayment of notes payable - related party                             (50,000)             --              --              --
                                                                      -----------     -----------     -----------     -----------
       Net cash provided by (used for) financing activities             4,074,234       2,467,202          (4,300)        850,262
                                                                      -----------     -----------     -----------     -----------
Net increase (decrease) in cash and cash equivalents                    1,040,265        (921,131)     (1,062,342)       (252,163)

Cash and cash equivalents at beginning of period                          144,364       1,184,629       1,184,629         263,498
                                                                      -----------     -----------     -----------     -----------
Cash and cash equivalents at end of period                            $ 1,184,629     $   263,498     $   122,287     $    11,335
                                                                      ===========     ===========     ===========     ===========


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
The Company converted $1,000,000 of senior convertible notes payable into 625,000 shares of common stock and $100,000 of demand convertible notes payable into 19,048 shares of Series A redeemable preferred stock in February 1996 (Note
4). During the year ended December 31, 1996, the Company entered into a capital lease of $43,000 for furniture. During the year ended December 31, 1996, accrued interest of $11,077 payable on notes which had converted to common stock was forgiven by the holders of the notes and added to the stated amount of common stock.



   The accompanying notes are an integral part of these financial statements.

PURESPEECH, INC.
STATEMENT OF CHANGES IN REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------

                                                         REDEEMABLE PREFERRED STOCK                STOCKHOLDERS' DEFICIT
                                                         --------------------------             ---------------------------
                                                                  SERIES A
                                                                 REDEEMABLE
                                                              PREFERRED STOCK                           COMMON STOCK
                                                        NUMBER OF                                 NUMBER OF
                                                          SHARES              AMOUNT                SHARES          AMOUNT

Balance at December 31, 1995                                  --             $        --         2,941,325       $   257,935

Issuance of Series A redeemable preferred
  stock, issuance costs of $62,194                        800,418              4,202,195                --                --

Conversion of demand convertible note payable to
  preferred stock                                          19,048                100,000                --                --

Accrual of cumulative dividends on Series A
  redeemable preferred stock                                   --                278,698                --                --

Conversion of senior convertible note payable to
  common stock                                                 --                     --           625,000         1,000,000

Forgiveness of accrued interest on notes payable
  converted to common stock                                    --                     --                --            11,077

Net loss                                                       --                     --                --                --
                                                          -------            -----------         ---------       -----------

Balance at December 31, 1996                              819,466              4,580,893         3,566,325         1,269,012

Issuance of common stock upon exercise of
  stock options                                                --                     --            36,066             3,637

Issuance of common stock for services                          --                     --            10,000            30,000

Accrual of cumulative dividends on Series A
  redeemable preferred stock                                   --                366,475                --                --

Issuance of common stock warrants                              --                     --                --                --

Net loss                                                       --                     --                --                --
                                                          -------            -----------         ---------       -----------

Balance at December 31, 1997                              819,466              4,947,368         3,612,391         1,302,649

Issuance of common stock upon exercise of
  stock options (unaudited)                                    --                     --             1,250               262

Accrual of cumulative dividends on Series A
  redeemable preferred stock                                   --                 98,946                --                --

Net loss (unaudited)                                           --                     --                --                --
                                                          -------            -----------         ---------       -----------

Balance at March 31, 1998 (unaudited)                     819,466            $ 5,046,314         3,613,641       $ 1,302,911
                                                          =======            ===========         =========       ===========

                                                                                 STOCKHOLDERS' DEFICIT
                                                              --------------------------------------------------------------
                                                                ADDITIONAL                                        TOTAL
                                                                  PAID-IN               ACCUMULATED           STOCKHOLDERS'
                                                                  CAPITAL                 DEFICIT                DEFICIT

Balance at December 31, 1995                                    $      --             $   (1,192,483)       $     (934,548)

Issuance of Series A redeemable preferred
  stock, issuance costs of $62,194                                     --                    (62,194)              (62,194)

Conversion of demand convertible note payable to
  preferred stock                                                      --                         --                    --

Accrual of cumulative dividends on Series A
  redeemable preferred stock                                           --                   (278,698)             (278,698)

Conversion of senior convertible note payable to
  common stock                                                         --                         --             1,000,000

Forgiveness of accrued interest on notes payable
  converted to common stock                                            --                         --                11,077

Net loss                                                               --                 (3,580,031)           (3,580,031)
                                                                ---------              -------------          ------------

Balance at December 31, 1996                                           --                 (5,113,406)           (3,844,394)

Issuance of common stock upon exercise of
  stock options                                                        --                         --                 3,637

Issuance of common stock for services                                  --                         --                30,000

Accrual of cumulative dividends on Series A
  redeemable preferred stock                                           --                   (366,475)             (366,475)

Issuance of common stock warrants                                 460,712                         --               460,712

Net loss                                                               --                 (3,919,206)           (3,919,206)
                                                                ---------              -------------          ------------

Balance at December 31, 1997                                      460,712                 (9,399,087)           (7,635,726)

Issuance of common stock upon exercise of
  stock options (unaudited)                                            --                         --                   262

Accrual of cumulative dividends on Series A
  redeemable preferred stock                                           --                    (98,946)              (98,946)

Net loss (unaudited)                                                   --                 (1,378,149)           (1,378,149)
                                                                ---------              -------------          ------------

Balance at March 31, 1998 (unaudited)                           $ 460,712              $ (10,876,182)         $ (9,112,559)
                                                                =========              =============          ============

   The accompanying notes are an integral part of these financial statements.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION AND BASIS OF PRESENTATION

     PureSpeech, Inc. (the "Company") was incorporated in Massachusetts on March 31, 1994. The Company develops and markets state-of-the-art automated speech technology software applications for the telephony environment. The Company principally markets its software applications to corporate and government customers in the United States. Although planned principal operations commenced in 1996, revenue therefrom had not been significant and accordingly, the Company was considered a development stage enterprise at December 31, 1996, as defined in statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." By December 31, 1997, the Company had derived significant revenue from its planned principal operations and accordingly is no longer considered to be in the development stage.

     The Company incurred a net loss of approximately $3.9 million for the year ended December 31, 1997, and at December 31, 1997, has negative working capital of approximately $3 million and an accumulated deficit of approximately $9.4 million. The Company requires additional financing to meet anticipated cash requirements. Management is reviewing alternative sources of financing; however, if additional financing is not obtained, the Company may be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company invests excess cash primarily in U.S. government agency debt securities and money market funds of major financial institutions. These investments are subject to minimal credit and market risks.

     At December 31, 1996 and 1997, the Company's cash equivalents are classified as available-for-sale. At December 31, 1996, the Company's cash equivalents consisted of $497,855 in a U.S. government agency security which matured in January 1997 and $686,461 in money market funds. At December 31, 1997, the Company's cash equivalents consisted of $119,404 in money market funds. These securities are stated at cost plus accrued interest, which approximates fair market value.

     REVENUE RECOGNITION

     Revenue from software licenses is recognized upon delivery when all significant contractual obligations have been met and collection of the related receivable is probable. In the event the Company has significant post-delivery obligations or significant uncertainties remain, software license revenue is deferred and recognized when such obligations are met or uncertainties are resolved.

     Royalty revenue is recognized when earned, as determined by reseller reports of product shipments to end-users.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



     The Company recognizes revenue from software development and services agreements as the work is performed or defined milestones are attained. Payments received under the agreements prior to the recognition of revenue are recorded as deferred revenue.

     Revenue from Small Business Innovation Research ("SBIR") government grants to conduct research and development is recognized as eligible costs are incurred up to the funding limit. Eligible grant-related costs which have been incurred in advance of cash receipts are recorded as receivables.

     CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments which potentially expose the Company to concentrations of credit risk include accounts receivable. The Company does not require collateral but closely monitors amounts receivable from customers. At December 31, 1996, 39%, 26% and 21% of the Company's accounts receivable were due from three separate customers. At December 31, 1997, 54%, 12% and 10% of the Company's accounts receivable are due from three separate customers.

     The Company conducted business with a significant customer and stockholder (Note 4) pursuant to a development and license agreement. For the years ended December 31, 1996 and 1997, revenue from the customer accounted for approximately 65% and 1% of total revenue, respectively. For the year ended December 31, 1997, two customers accounted for 25% and 17% of total revenue.

     For the years ended December 31, 1996 and 1997, revenue from SBIR grants amounted to approximately $354,900, or 25%, and $255,100, or 18%, respectively, of total revenue.

     SOFTWARE DEVELOPMENT COSTS

     Costs associated with the development of computer software are expensed prior to establishing technological feasibility, as defined by Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", and capitalized thereafter until commercial release of the software products. Software development costs eligible for capitalization have not been significant to date.

     FIXED ASSETS

     Fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Repair and maintenance costs are expensed as incurred. Capital leases are amortized over the shorter of the lease life or the estimated useful life of the asset.

     INCOME TAXES

     During the period from inception (March 31, 1994) through December 31, 1996, the Company was an S Corporation and was not required to pay income taxes. S Corporation stockholders are required to report their respective share of the Company's taxable income or loss on their individual tax returns and are personally liable for the related tax. As a result of the preferred stock financing (Note 6), the stockholders revoked the Company's S Corporation status on January 1, 1996 and it is now a C Corporation. The net loss incurred while the Company qualified as an S Corporation remains with its stockholders. The loss incurred by the Company as a C Corporation is to be carried forward by the Company (Note 8).

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company accounts for stock-based awards to its employees using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. The Company has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", through disclosure only (Note
     7).

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INTERIM FINANCIAL DATA

     The interim financial data as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited; however, in the opinion of the Company, the interim data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position and results of operations for the interim periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.


3.   FIXED ASSETS

     Fixed assets consist of the following:


                                        ESTIMATED
                                        USEFUL LIFE                   DECEMBER 31,
                                        IN YEARS                1996                1997

     Computers and equipment               3                $  322,628          $  426,509
     Computer software                     3                    50,770              83,445
     Furniture and fixtures                3                    60,367              63,670
     Leasehold improvements           lease term                 8,760               8,760
                                                            ----------          ----------

                                                               442,525             582,384

     Less - accumulated depreciation
       and amortization                                       (164,598)           (321,058)
                                                            ----------          ----------

                                                            $  277,927          $  261,326
                                                            ==========          ==========


     At December 31, 1996, furniture and fixtures includes furniture of $43,000 held under a capital lease and accumulated amortization relating to such furniture of approximately $15,800. This furniture was purchased in 1997 of the lease buy out option.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.   BORROWINGS

     NOTE PAYABLE

     In November 1994, the Company issued a demand note payable to a related party with a principal balance outstanding of $50,000 at December 31, 1995. The note accrued interest at a rate of 10% per annum and was repaid in May 1996.

     DEMAND CONVERTIBLE NOTE PAYABLE

     In December 1995, the Company issued a demand convertible note payable (the "Bridge Note") bearing interest at 8.75% per annum for $100,000. The Bridge Note was convertible into Series A preferred stock at a conversion price of $5.25 per share and was converted into 19,048 shares of Series A preferred stock in February 1996. The Company granted 12,500 warrants to purchase common stock in connection with the Bridge Note. The warrants were issued with an exercise price of $0.004 per share and expire on December 18, 2000. The Company has determined that the warrants had an insignificant value.

     SENIOR CONVERTIBLE NOTE PAYABLE

     In February 1995, the Company issued a senior convertible note payable (the "Senior Note") bearing interest at 10% per annum for $1,000,000. The Senior Note was payable in full on December 31, 1997. Interest on the Senior Note was payable quarterly with the final interest due on the maturity date. The Company had an option to defer interest which was compounded quarterly and was repayable in subsequent quarters or at maturity. The Senior Note was convertible into shares of common stock at the option of the holder if the Company revoked or lost its elected status under Chapter S of the Internal Revenue Code. The Company had granted the holder of the Senior Note a senior security interest in all tangible and intangible assets of the Company. In February 1996, the holder of the Senior Note elected to convert the principal amount of $1,000,000 to 625,000 shares of common stock as a result of the Company revoking its S Corporation status. Accrued interest of approximately $101,100 was paid to the holder upon conversion.

     SUBORDINATED NOTES PAYABLE

     In May 1997, the Company issued subordinated notes payable (the "Notes") to existing stockholders in exchange for cash totaling $1,240,798. All principal and interest, accruing at an annual rate of 8%, relating to these Notes becomes due and payable on December 31, 1997 and March 31, 1998, respectively. All outstanding principal and accrued interest will become immediately due and payable if the holders of at least 60% of the then outstanding principal amount of the Notes request repayment. Upon the closing of an offering and sale by the Company of its capital stock in which gross proceeds equal or exceed $2,500,000 all outstanding principal and accrued interest on the Notes will become immediately due and payable. The Company may elect to i) repay the amount due with shares of capital stock which were sold in the offering at the offering price per share, ii) repay the amount due in full or iii) repay or convert in some combination.

     In connection with the issuance of such notes payable, the Company issued warrants to purchase 2,008,911 shares of the Company's common stock at an exercise price of $.21 per share. The warrants expire on May 30, 2007. These warrants were ascribed a value of approximately $273,000 which was reflected as a debt discount and was amortized to interest expense over the term of the note.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     BRIDGE LOAN

     In September 1997, the Company entered into a $1,500,000 bridge loan agreement with a financial institution maturing on January 31, 1998. The loan bears interest at the bank's prime rate plus 1.5% (10% at December 31, 1997). The loan contains certain financial covenants, the more restrictive of which require the maintenance of certain cash flows and restrictions on the level of capital lease obligations. The Company was in compliance with these covenants at December 31, 1997. A commitment fee of 0.5% is owed on any unused portion of the loan. The loan has priority over all other debt of the Company and is secured by substantially all of the assets of the Company. At December 31, 1997, $1,250,000 was outstanding relating to the bridge loan.

     In connection with the issuance of the bridge loan, the Company issued warrants to purchase shares of the Company's common stock. The exercise price and number of shares will be determined based upon the price of the next round of financing or $.42 per share if there is no qualified financing prior to the exercise of the warrants. In the event there is a qualified financing, as defined by the agreement, the number of warrants will be determined by dividing $255,000 by the price of the next round of financing. The exercise price of the warrants will be equal to the price of the next round of financing. In the event there is no qualified financing, the number of warrants will be 607,143 and the exercise price will be $.42. The warrants will become exercisable upon the earlier of i) September 1, 1998, ii) 10 business days prior to the completion of the first liquidity event, as defined by the agreement or iii) the completion of a qualified financing. The warrants expire on September 4, 2004.
     These warrants were ascribed a value of $187,500 which is reflected as a debt discount and is being amortized to interest expense over the term of the note.

     During February 1998, the terms of the bridge loan were amended to extend the maturity date of the note to May 31, 1998. Concurrently with the amendment of the bridge loan, the Company entered into an agreement with the same financial institution to pay the principal sum of $58,000. The note is non-interest bearing and becomes due and payable upon the earlier of i) May 31, 1998, ii) the closing of a change in control transaction as defined by the agreement, iii) the closing of any transaction involving the sale of equity securities resulting in cash proceeds of at least $1.5 million or iv) the sale or transfer of assets constituting greater than 50% of the total fair market value of all the assets of the Company.

     SUBORDINATED CONVERTIBLE NOTES PAYABLE

     During January and March 1998, the Company issued subordinated convertible notes payable to an existing stockholder in the aggregate amount of $600,000 (the "Notes"). The Notes are due on demand and accrue interest at an annual rate of 20%. All outstanding principal and accrued interest will become immediately due and payable if the holders of at least 60% of the then outstanding principal amount of the Notes request repayment.

     If the Company does not consummate a sale of all or substantially all of the capital stock, assets or business of the Company to a third party (a "Sale Transaction") prior to May 31, 1998, the entire outstanding principal amount of the Notes, together with accrued interest, shall be converted at the option of the holder into shares of the Company's common stock at a conversion rate equal to $.21 per share. If a Sale Transaction which is not accounted for as a pooling-of-interests transaction is consummated prior to May 31, 1998, the entire outstanding principal amount of the Notes, together with accrued interest, shall be converted at the option of the holder into shares of the Company's common stock at a conversion rate equal to $.42 per share.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

     VOTING RIGHTS

     Stockholders of Series A redeemable convertible preferred stock (the "Series A preferred stock") are entitled to one vote for each share of common stock into which the Series A preferred stock is convertible.

     DIVIDENDS

     Preferred stockholders are entitled to receive, whether or not declared by the Board of Directors, annual cumulative dividends accruing on a daily basis at the per annum rate of $.42 per share plus 8% per annum of the previously accrued but unpaid dividends from the preceding year. Cumulative unpaid dividends of $645,173 on Series A preferred stock have been charged to accumulated deficit and are included in the carrying value of the Series A preferred stock at December 31, 1997.

     CONVERSION

     Each share of Series A preferred stock may be converted at any time, at the option of the stockholder, into 2.5 common shares (subject to certain anti-dilution adjustments). The Series A preferred stock is mandatorily convertible into common stock upon the closing of an initial public offering in which net proceeds equal or exceed $10,000,000, and in which the price per common share to the public is at least $6.30 per share.

     RIGHT OF FIRST REFUSAL

     The holders of the Series A preferred stock have certain rights of first refusal to purchase common stock from certain common stockholders.

     REDEMPTION

     Shares of Series A preferred stock are redeemable by the holders at a price equal to $5.25 per share plus any accrued but unpaid dividends based on the following redemption schedule. Required redemption amounts excluding any cumulative but unpaid dividends are as follows:

                                              CUMULATIVE
                                              REDEMPTION
     REDEMPTION DATE                             AMOUNT
     February 15, 2001                       $  1,419,724
     February 15, 2002                          2,839,449
     February 15, 2003                          4,302,195

     LIQUIDATION

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding shares of Series A preferred stock are entitled to receive, prior to and in preference to holders of the common stock, a payment of $5.25 per share plus any accrued but unpaid dividends.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   COMMON STOCK

     The holders of common stock are entitled to one vote for each share held at all meetings of stockholders. Dividends on common stock may be paid out of lawfully available funds as and when determined by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders.

     At December 31, 1997, the Company did not have a sufficient number of shares of common stock authorized for issue upon conversion of the preferred stock (Note 5) and for the exercise of outstanding warrants and options (Note 7). It is the intent of the Board of Directors to increase the number of authorized shares of common stock.

     STOCK SPLIT

     In April 1996, the Company effected a 1.5-for-one stock split in the form of a stock dividend. All common share and per share amounts included in the accompanying financial statements and notes thereto have been retroactively adjusted to reflect the stock split.

7.   STOCK OPTION PLANS

     1994 STOCK OPTION PLAN

     On July 11, 1994, the Board of Directors adopted the Key Employee Stock Option Plan (the "Plan") under which 818,750 shares of common stock are reserved for issuance to employees, officers, directors and non-employees upon the exercise of the options granted under the Plan. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted and the rate at which each option is exercisable. The term of each option generally cannot exceed ten years (five years for options granted to holders of more than 10% of the voting stock of the Company). The exercise price of incentive stock options shall not be less than the fair market value of the common stock at the date of grant (110% of fair market value for options granted to holders of more than 10% of the voting stock of the Company). Non-qualified stock options may be issued under the Plan at an option price determined by the Board of Directors. The Plan allows the Board of Directors to grant restricted stock to consultants to the Company. The Board of Directors determines, and may modify or accelerate, the terms of restriction of the restricted stock.

     1997 STOCK OPTION PLAN

     On February 7, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan") under which 2,892,000 shares of common stock are reserved for issuance to employees, officers, directors and non-employees upon the exercise of the options granted under the 1997 Plan. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted and the rate at which each option is exercisable. The term of each option generally cannot exceed ten years (five years for options granted to holders of more than 10% of the voting stock of the Company). The exercise price of incentive stock options shall not be less than the fair market value of the common stock at the date of grant (110% of fair market value for options granted to holders of more than 10% of the voting stock of the Company). Non-qualified stock options may be issued under the Plan at an option price determined by the Board of Directors, but not less than 50% of the fair market value of the common stock at the date of grant.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. During the years ended December 31, 1996 and 1997, no compensation expense has been recognized under the plans. Had compensation cost been determined based on the fair value of the options at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss would not have been materially different. Because options vest over several years and additional option grants are expected to be made in future years, future years' results of operations may be materially different if the provisions of SFAS No. 123 were applied.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in 1996 and 1997: no dividend yield for both years; no volatility for both years; risk-free interest rates of 6.2% for 1996 and 6.4% for 1997; and expected lives of 5 years for both years.

     A summary of the status of the Company's option plans as of December 31, 1996 and 1997, and changes during the years then ended is presented below:

                                                                   1996                        1997
                                                                          WEIGHTED-                     WEIGHTED-
                                                                          AVERAGE                       AVERAGE
                                                                          EXERCISE                      EXERCISE
                                                           SHARES          PRICE       SHARES            PRICE

     Outstanding at beginning of year                     562,250        $   .62       815,875           $  .64
     Granted                                              279,125            .66     2,520,453              .26
     Exercised                                                 --             --       (36,066)             .10
     Canceled                                             (25,500)           .66    (1,163,809)             .56
                                                       ----------                   ----------

     Outstanding at end of year                           815,875            .64     2,136,453              .23
                                                       ==========                   ==========

     Options exercisable at year-end                      176,999            .59       248,737              .33
                                                       ==========                   ==========

     Weighted-average fair value of options
       granted during the year -- all issued at
       fair value of the underlying common
       stock in 1997 and above fair value
       for 1996                                        $       --                   $      .06
                                                       ==========                   ==========

     Options available for future grant                                                713,231
                                                                                    ----------

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The following table summarizes information about stock options outstanding at December 31, 1997:

                                              WEIGHTED-
                                              AVERAGE
                                              REMAINING         NUMBER OF
                       NUMBER OF             CONTRACTUAL         OPTIONS
EXERCISE PRICE          SHARES              LIFE (YEARS)       EXERCISABLE

$.03                       5,000                6.6                 4,271
$.21                   2,017,703                9.3               175,482
$.66                     113,750                7.5                68,984
                       ---------                                ---------

                       2,136,453                                  248,737
                       =========                                =========



     During 1997, the Company's Board of Directors determined that, because certain stock options held by employees of the Company had an exercise price significantly higher than the fair value of the Company's common stock, such stock options were not providing the incentive intended. Accordingly, options to purchase 649,125 shares of common stock with an exercise price of $.66 per share were canceled and reissued at a price of $.21 per share.



8.   INCOME TAXES

     Deferred tax assets consist of the following:

                                                                           DECEMBER 31,
                                                                    1996                   1997

     Net operating loss carryforwards                          $  1,505,996          $  2,806,687
     Research and development credit carryforwards                   47,274               105,083
     Other temporary differences                                     25,443               312,978
                                                               ------------          ------------

     Net deferred tax assets                                     1,578,713              3,224,748

     Deferred tax asset valuation allowance                     (1,578,713)            (3,224,748)
                                                               ------------          ------------

                                                               $        --           $         --
                                                               ============          ============

     The Company has provided a full valuation allowance for the full amount of its net deferred tax assets at December 31, 1996 and 1997 since it is more likely than not that these future benefits will not be realized. If the Company achieves future profitability these deferred tax assets could be available to offset future income taxes.

     At December 31, 1997, available federal and state net operating loss and research and development tax credits carryforwards were approximately $6,969,673 and $132,356, respectively. These carryforwards expire at various dates through 2012.

PURESPEECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation of the amount of net operating loss carryforwards available annually to offset future taxable income. The amount of this annual limitation is determined based upon the Company's value prior to the ownership changes taking place.

9.   COMMITMENTS

     LEASE

     The Company leases its office space under a non-cancelable operating lease. At December 31, 1997, future minimum lease payments under operating leases are as follows:

                    YEAR ENDING
                    DECEMBER 31,                        AMOUNT
                      1998                          $    210,150
                      1999                               210,150
                      2000                               210,150
                      2001                                17,512
                                                    ------------
            Total minimum lease payments            $    647,962
                                                    ============

     Rent expense for the years ended December 31, 1996 and 1997 was approximately $133,800 and $156,200, respectively.

     EXECUTIVE BONUS PLAN

     During 1997, the Board of Directors of the Company approved an executive bonus plan designed to provide certain key executives with an incentive to remain employed by the Company. Such compensation will be payable upon the closing of a merger, consolidation or sale of all or substantially all of the assets of the Company. The amount of the bonus will be based upon a percentage of the consideration paid in such transaction.

10.  SUBSEQUENT EVENT

     On April 14, 1998, Voice Control Systems, Inc. ("VCS") acquired all of the outstanding common stock of the Company in exchange for approximately 2,005,846 shares of VCS common stock. As a result of the merger, each outstanding share of Company capital stock was converted (i) in the case of Company common stock, into .1422 shares of VCS common stock, (ii) in the case of Company Series A preferred stock (including accrued but unpaid dividends thereon) into .9107 shares of VCS common stock. Each option granted under the Company's 1997 stock option plan and warrants issued to investors in May 1997 and to a financial institution in September 1997 were assumed by VCS on the same terms and conditions in effect at the time of the merger and are exercisable for, or convertible into, VCS common stock at the above exchange ratio. In addition, the January 1998 bridge note was converted into 70,121 shares of VCS common stock and the May 1997 and March 1998 bridge notes including accrued interest thereon were converted into VCS common stock at a rate of $6.7544 per share.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS



     The following unaudited pro forma condensed financial statements give effect to the Merger of Voice Control Systems, Inc. (VCS) and PureSpeech Inc. (PureSpeech) on the purchase basis. The pro forma condensed balance sheet as of March 31, 1998 assumes the Merger took place on March 31, 1998 and combines the unaudited March 31, 1998 balance sheets of PureSpeech and Voice Control Systems. The pro forma condensed balance sheet as March 31, 1998, also assumes the issuance of the common stock occurs immediately following the Merger. The pro forma condensed statement of operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 was prepared based on the historical financial statements of PureSpeech and VCS and gives the effect to the acquisition as if it had been consummated on January 1, 1997.

     The pro forma condensed financial statements should be read in conjunction with the accompanying notes and the historical financial statements and notes of PureSpeech and VCS included elsewhere herein. The unaudited pro forma condensed statements of operations for the year ended December 31, 1997 and the quarter ended March 31, 1998 are not necessarily indicative of future operations or the actual results that would have occurred had the Merger been consummated as presented. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values. The determination of the allocation of the aggregate purchase price is preliminary and is contingent upon studies and valuations that have not yet been completed. Management is unable to predict whether any adjustments as a result of the foregoing will have a material effect on the Pro Forma Financial Statements.

                       PRO FORMA STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997


                                                           HISTORICAL                PRO FORMA
                                                ------------------------------      ADJUSTMENTS        PRO FORMA
                                                 PURESPEECH           VCS             (NOTE 2)          COMBINED
                                                ------------      ------------      ------------      ------------
Sales                                           $  1,395,377      $ 14,429,867      $         --      $ 15,825,244

Cost of Sales                                         22,626         3,221,629                --         3,244,255
                                                ------------      ------------      ------------      ------------
     Gross Profit                                  1,372,751        11,208,238                --        12,580,989

Cost and expenses:

     Operating expenses:
     Research and development                      1,414,160         5,252,801                           6,666,961
     Selling, general and administrative           3,401,574         7,143,619           537,000(B)     11,082,193
     Interest expense (Income), net                  141,223          (748,924)                           (607,701)
       Interest related parties                      335,000                --                             335,000
                                                ------------      ------------      ------------      ------------

Total expenses                                     5,291,957        11,647,496           537,000        17,476,453
                                                ------------      ------------      ------------      ------------

Net Loss                                        $ (3,919,206)     $   (439,258)     $   (537,000)     $ (4,895,464)
                                                ============      ============      ============      ============

Net Loss per share - Basic                                               (0.04)                              (0.38)
                                                                  ============                        ============

Weighted average shares outstanding - Basic                         11,176,173         1,699,312        12,875,485
                                                                  ============      ============      ============

                             PRO FORMA BALANCE SHEET
                                   (UNAUDITED)
                       FOR THE PERIOD ENDED MARCH 31, 1998


                                                           HISTORICAL                PRO FORMA
                                                ------------------------------      ADJUSTMENTS
                                                PURESPEECH            VCS             (NOTE 2)         PRO FORMA
                                                -----------       ------------      ------------      ------------
ASSETS

 CURRENT ASSETS:
    Cash and cash equivalents                   $    11,335         12,450,222        (2,500,000)(B)     9,961,557
    Accounts receivable                             118,713          3,675,745                           3,794,458
    Inventory                                                          532,015                             532,015
    Prepaid expenses                                 28,855            184,398                             213,253
                                                -----------       ------------      ------------      -------------

        Total current assets                        158,903         16,842,380        (2,500,000)       14,501,283

 Net property and equipment                         239,481          1,508,879                            1,748,360
 Goodwill                                                                              2,682,783 (B)      2,682,783
 Other Assets                                        18,833            156,566                              175,399
                                                -----------       ------------      ------------      -------------

                                                $   417,217       $ 18,507,825      $    182,783      $ 19,107,825
                                                ===========       ============      ============      ============

 Liabilities and Stockholders' Equity

 Current:
    Accounts payable and accrued expenses           588,211       $  1,025,268           (73,553)(A)     1,539,926
    Deferred revenue                                554,453            717,631                           1,272,084
    Note Payable                                  3,340,798                 --        (1,840,798)(A)     1,500,000
                                                -----------       ------------      ------------      -------------

        Total current liabilities                 4,483,462          1,742,899        (1,914,351)        4,312,010

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY:
    Preferred stock                               5,046,314                 --        (5,046,314)(B)             --
    Common stock                                  1,302,911            114,454         1,914,351 (A)
                                                                                      (3,217,262)(B)
                                                                                          16,993 (B)        131,447
    Paid-in capital                                 460,712         37,498,711          (460,712)(B)
                                                                                       8,013,896 (B)     45,512,607
    Treasury stock                                                    (325,546)                            (325,546)
    Receivable from stockholders                                       (70,010)                             (70,010)
    Accumulated Deficit                         (10,876,183)       (20,452,683)       10,876,183 (B)
                                                                                     (10,000,000)(B)    (30,452,683)
                                                -----------       ------------      ------------      -------------

        TOTAL STOCKHOLDERS' EQUITY               (4,066,245)        16,764,926         2,097,134         14,795,815
                                                -----------       ------------      ------------      -------------

                                                $   417,217       $ 18,507,825      $    182,783      $  19,107,825
                                                ===========       ============      ============      =============

                       PRO FORMA STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                       For the Period Ended March 31, 1998


                                                           HISTORICAL                PRO FORMA
                                                ------------------------------      ADJUSTMENTS
                                                PURESPEECH            VCS             (NOTE 2)         PRO FORMA
                                                -----------       ------------      ------------      ------------
Sales                                           $    35,774       $  3,772,067      $         --      $  3,807,841

Cost of Sales                                         5,414            732,337                --           737,751
                                                -----------       ------------      ------------      ------------

     Gross Profit                                    30,360          3,039,730                --         3,070,090

Cost and expenses:

     Operating expenses:
     Research and development                       393,992          1,280,805                           1,674,797
     Selling, general and administrative            921,362          2,376,669           134,000 (B)     3,432,031
     Interest expense (Income), net                  93,155           (161,441)                            (68,286)
     Interest related parties                            --                 --                --                --
                                                -----------       ------------      ------------      ------------

Total expenses                                    1,408,509          3,496,033           134,000         5,038,542


Net Loss                                        $(1,378,149)      $   (456,303)     $   (134,000)     $ (1,968,452)
                                                ===========       ============      ============      ============


Net Loss per share  Basic                                                (0.04)                              (0.93)
                                                                  ============                        ============

Weighted average shares outstanding - Basic                         11,176,173         1,699,312        12,875,485
                                                                  ============      ============      ============

                 PURESPEECH, INC AND VOICE CONTROL SYSTEMS, INC.


                Notes to Pro Forma Condensed Financial Statements
                                   (Unaudited)

1.   Merger

     VCS acquired 100 percent of the stock of PureSpeech in return for VCS stock and the rights to acquire VCS stock valued at approximately $8 million, the assumption of PureSpeech liabilities in the amount of $2.6 million and cash consideration of approximately $2.5 million including transaction costs. Pursuant to the terms of the agreement, all shares of PureSpeech Common and Preferred Stock outstanding immediately prior to the closing of the Merger were converted into and exchanged for 1,316,555 shares of VCS Common Stock. In addition, PureSpeech shareholder debt assumed by VCS was converted into 382,757 shares of VCS Common Stock. Options, warrants and other rights to acquire PureSpeech common stock were converted to options and warrants to acquire 619,561 shares of VCS common stock. The pro forma condensed balance sheet as of March 31, 1998 assumes the Merger took place as of March 31, 1998. The pro forma condensed statement of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 assumes the merger took place on January 1, 1997. The Merger was accounted for as a purchase with VCS acquiring PureSpeech in the acquisition.

2.   Pro forma adjustments

     For purposes of this pro forma condensed statement of operations, the write-off of the acquired in-process research and development has been excluded due to its non-recurring nature.

     The pro forma adjustments in the accompanying unaudited pro forma condensed financial statements are listed below.

     (A) Reflects the conversion of the PureSpeech shareholders debt and accrued interest to equity.

     (B) Reflects the issuance of 1,699,312 shares of VCS stock for the outstanding preferred and common stock of PureSpeech and the payment of $2.5 million in cash including transaction cost. The purchase price was allocated as follows, based on preliminary estimates:

               Goodwill                                 $ 2,682,783
               In-process Research and Development       10,000,000
               Net Book Value of remaining assets           417,217
                                                        -----------

                                                        $13,100,000
                                                        ===========

               The acquired research and development will be changed to expense as research and development costs. Goodwill will be amortized over its estimated useful life of five years.


     (C) The pro forma net loss per share is computed assuming the 1,699,312 shares of VCS stock issued in connection with the acquisition were outstanding during the entire period presented.